Exhibit 99.1
CRITEO REPORTS STRONG SECOND QUARTER 2023 RESULTS

Q2 Activated Media Spend Up 53%
Launched First-ever Supply-side Platform Built for Commerce

NEW YORK - August 2, 2023 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the commerce media company, today announced financial results for the three and six months ended June 30, 2023.

Second Quarter 2023 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and six months ended June 30, 2023:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY Change	2023	2022	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$469	$495	(5)%	$914	$1,006	(9)%
Gross Profit	$200	$185	8%	$381	$369	3%
Net Income (loss)	$(2)	$(33)	94%	$(14)	$(12)	(20)%
Gross Profit margin	43%	37%	6ppt	42%	37%	5ppt
Diluted EPS	$(0.05)	$(0.56)	(91)%	$(0.26)	$(0.22)	18%
Cash from operating activities	$1	$14	(90)%	$43	$89	(51)%
Cash and cash equivalents	$223	$563	(60)%	$223	$563	(60)%

Non-GAAP Results[1]
Contribution ex-TAC	$240	$215	12%	$461	$431	7%
Contribution ex-TAC margin	51%	43%	8ppt	50%	43%	7ppt
Adjusted EBITDA	$56	$50	12%	$95	$113	(16)%
Adjusted diluted EPS	$0.49	$0.37	32%	$0.95	$0.90	6%
Free Cash Flow (FCF)	$(44)	$(1)	NM	$(35)	$68	NM
FCF / Adjusted EBITDA	(79)%	(3)%	(76)ppt	(37)%	60%	(97)ppt

“We delivered a strong performance in the second quarter, demonstrating our relentless focus on execution. Our transformation to a Commerce Media powerhouse continues to progress with the successful launch of our Commerce Grid SSP,” said Megan Clarken, Chief Executive Officer of Criteo. “We have built a highly scalable Commerce Media platform to drive long-term sustainable growth and shareholder value.”

Operating Highlights

•We launched Commerce Grid, a first-of-its-kind supply-side platform (SSP) purpose-built for agencies and publishers looking to efficiently connect media and commerce with programmatic.
•We announced our partnership with Integral Ad Science to bring viewability and invalid traffic (IVT) measurement advancements on any onsite ad format across our network of retailer partners.
•Criteo's activated media spend2, including Iponweb, was $3.8 billion in the last 12 months and $0.9 billion in Q2, growing 53% year-over-year at constant currency3.
•Retail Media Contribution ex-TAC grew 20% year-over-year at constant currency3 and same-retailer Contribution ex-TAC4 retention for Retail Media was 118%.
•We expanded our platform adoption to 2,400 brands and 210 retailers, including Canadian Tire’s Sport Chek and Mark's, and marketplaces like Debenhams and Sprinter.
•Marketing Solutions Contribution ex-TAC was down 5% year-over-year at constant currency3.
•One year after the acquisition of Iponweb, we have successfully completed the integration to accelerate our Commerce Media Platform strategy.
•We deployed $75 million of capital for share repurchases in the first half of 2023.
•Rik van der Kooi was appointed to the board of directors at the 2023 Annual Meeting of Shareholders.

___________________________________________________
1 Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Activated media spend is defined as the sum of our Marketing Solutions revenue, the media spend activated on behalf of our Retail Media clients, and the media spend activated by Iponweb.
3 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.
4 Same-client profitability or Contribution ex-TAC is the profitability or Contribution ex-TAC generated by clients that were live with us in a given quarter and are still live with us the same quarter in the following year.

Financial Summary

Revenue for Q2 2023 was $469 million, gross profit was $200 million and Contribution ex-TAC was $240 million. Net loss for Q2 was $2 million, or $0.05 per share on a diluted basis. Adjusted EBITDA for Q2 was $56 million, resulting in an adjusted diluted EPS of $0.49. As reported, revenue for Q2 decreased by 5%, gross profit increased 8% and Contribution ex-TAC increased by 12%. At constant currency, revenue for Q2 decreased by 4% and Contribution ex-TAC increased by 13%. Cash flow from operating activities was $1 million in Q2 and Free Cash Flow was $(44) million in Q2. As of June 30, 2023, we had $261 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Our second quarter demonstrates the performance of our platform, the resilience of our business model, and our focus on execution. We have momentum heading into the second half of the year, and we remain confident in our 2023 growth outlook.”

Second Quarter 2023 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased by 5% year-over-year in Q2 2023, or 4% at constant currency, to $469 million (Q2 2022: $495 million). Gross profit increased by 8% year-over-year in Q2 2023 to $200 million (Q2 2022: $185 million). Gross profit as a percentage of revenue, or gross profit margin, was 43% (Q2 2022: 37%). Contribution ex-TAC in the second quarter increased 12% year-over-year, or increased 13% at constant currency, to $240 million (Q2 2022: $215 million). Contribution ex-TAC as a percentage of revenue, or Contribution ex-TAC margin, was 51% (Q2 2022: 43%), up 800 basis points year-over-year, largely driven by Retail Media and the acceleration of our client transition to the Company's platform.

•Marketing Solutions revenue decreased 10%, or decreased 9% at constant currency, and Marketing Solutions Contribution ex-TAC decreased 6%, or decreased 5% at constant currency, driven by anticipated signal loss impacts and ongoing softness in Retail, partially offset by strength in Travel.
•Retail Media revenue decreased 18%, or 18% at constant currency, reflecting the impact related to the client migration to the Company's platform. Retail Media Contribution ex-TAC increased 19%, or 20% at constant currency, driven by continued strength in Retail Media onsite, new client integrations and growing network effects of the platform.
•Iponweb revenue reflects three months of contribution following the closing of the acquisition on August 1, 2022.

Net Income (Loss) and Adjusted Net Income

Net loss was $2 million in Q2 2023 (Q2 2022: net loss of $33 million). In the course of the second quarter 2023, we incurred $22 million in restructuring, integration and transformation costs. Net loss allocated to shareholders of Criteo was $3 million, or $0.05 per share on a diluted basis (Q2 2022: net loss available to shareholders of $34 million, or $0.56 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $30 million, or $0.49 per share on a diluted basis (Q2 2022: $23 million, or $0.37 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $56 million, representing an increase of 12% year-over-year (Q2 2022: $50 million). This reflects higher Contribution ex-TAC over the period and planned cost reduction actions, partially offset by incremental costs following the acquisition of Iponweb. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 23% (Q2 2022: 23%).

Operating expenses decreased 18% year-over-year to $199 million (Q2 2022: $241 million), mostly driven by cost reduction actions and the partial reversal of the previously accrued liability for loss contingency following the CNIL’s decision. This was partially offset by equity awards compensation expense, and operating costs from Iponweb. Non-GAAP operating expenses increased by 6% or $9 million, to $157 million (Q2 2022: $148 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased to $1 million in Q2 2023 (Q2 2022: $14 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased to $(44) million in Q2 2023 (Q2 2022: $(1) million). This was mainly driven by the planned five-year renewal cycle of our data centers and restructuring.

Cash and cash equivalents, and marketable securities, decreased $113 million compared to December 31, 2022 to $261 million, after spending $75 million on share repurchases in the first half of 2023.

As of June 30, 2023, the Company had total financial liquidity of approximately $747 million, including its cash position, marketable securities, revolving credit facility and treasury shares reserved for M&A.

2023 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of August 2, 2023, amidst an uncertain macro-economic backdrop.

Fiscal year 2023 guidance:
•High single-digit to low double-digit growth in Contribution ex-TAC at constant currency, including the contribution from our Iponweb acquisition
•Adjusted EBITDA margin of approximately 28% of Contribution ex-TAC

Third quarter 2023 guidance:
•Contribution ex-TAC between $238 million and $242 million, or year-over-year growth at constant-currency of +7% to +9%, including the contribution from our Iponweb acquisition
•Adjusted EBITDA between $58 million and $62 million

The above guidance for the third quarter and fiscal year ending December 31, 2023 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.917, a U.S. dollar-Japanese Yen rate of 137, a U.S. dollar-British pound rate of 0.807, a U.S. dollar-Korean Won rate of 1,295 and a U.S. dollar-Brazilian real rate of 5.00.

The above guidance assumes that no additional acquisitions are completed during the third quarter of 2023 or the fiscal year ended December 31, 2023.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition costs and a loss contingency related to a regulatory matter. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related assets, certain restructuring, integration and transformation costs, certain acquisition costs, a loss contingency related to a regulatory matter, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate equity awards compensation expense, pension service costs, certain restructuring, integration and transformation costs, certain acquisition and integration costs, and a loss contingency related to a regulatory matter. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2023 and the year ending December 31, 2023, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, including without limitation uncertainty regarding the timing and scope of proposed changes to and enhancements of the Chrome browser announced by Google, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, including the successful integration of our acquisitions of Iponweb and Brandcrush, uncertainty regarding international growth and expansion (including related to changes in a specific country's or region's political or economic conditions), the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on February 24, 2023, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and rising interest rates in the U.S. have impacted Criteo's business, financial condition, cash flow and results of operations.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, August 2, 2023, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 855 209 8212
•International:            +1 412 317 0788
•France                080-510-2319

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Melanie Dambre, m.dambre@criteo.com

Criteo Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$223,183	$348,200
Trade receivables, net of allowances of $ 55.7 million and $ 47.8 million at June 30, 2023 and December 31, 2022, respectively	573,463	708,949
Income taxes	28,473	23,609
Other taxes	92,063	78,274
Other current assets	45,268	51,866
Restricted cash - current	75,000	25,000
Marketable securities - current portion	21,151	25,098
Total current assets	1,058,601	1,260,996
Property, plant and equipment, net	143,724	131,207
Intangible assets, net	179,185	175,983
Goodwill	522,536	515,140
Right of Use Asset - operating lease	100,971	102,176
Restricted cash - non current	—	75,000
Marketable securities - non current portion	16,299	—
Non-current financial assets	5,311	5,928
Other non-current assets	49,719	50,818
Deferred tax assets	52,021	31,646
Total non-current assets	1,069,766	1,087,898
Total assets	$2,128,367	$2,348,894

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$616,590	$742,918
Contingencies - current portion	45,403	65,759
Income taxes	3,743	13,037
Financial liabilities - current portion	614	219
Lease liability - operating - current portion	32,180	31,003
Other taxes	60,574	58,031
Employee - related payables	100,465	85,569
Other current liabilities	89,447	83,457
Total current liabilities	949,016	1,079,993
Deferred tax liabilities	3,537	3,463
Defined benefit plans	4,358	3,708
Financial liabilities - non current portion	75	74
Lease liability - operating - non current portion	74,722	77,536
Contingencies - non current portion	32,625	33,788
Other non-current liabilities	21,022	69,226
Total non-current liabilities	136,339	187,795
Total liabilities	1,085,355	1,267,788
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 63,337,453 and 63,248,728 shares authorized, issued and outstanding at June 30, 2023 and December 31, 2022 , respectively.	2,081	2,079
Treasury stock, 7,412,578 and 5,985,104 shares at cost as of June 30, 2023 and December 31, 2022 , respectively.	(214,046)	(174,293)
Additional paid-in capital	787,674	734,492
Accumulated other comprehensive income (loss)	(91,328)	(91,890)
Retained earnings	527,857	577,653
Equity - attributable to shareholders of Criteo S.A.	1,012,238	1,048,041
Non-controlling interests	30,774	33,065
Total equity	1,043,012	1,081,106
Total equity and liabilities	$2,128,367	$2,348,894

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY change	2023	2022	YoY change

Revenue	$468,934	$495,090	(5)%	$913,950	$1,005,657	(9)%

Cost of revenue
Traffic acquisition cost	(228,717)	(280,565)	(18)%	(453,115)	(574,215)	(21)%
Other cost of revenue	(40,435)	(29,550)	37%	(79,544)	(62,443)	27%

Gross profit	199,782	184,975	8%	381,291	368,999	3%

Operating expenses:
Research and development expenses	(67,775)	(41,496)	63%	(131,365)	(75,523)	74%
Sales and operations expenses	(112,511)	(99,313)	13%	(213,753)	(188,312)	14%
General and administrative expenses	(18,537)	(100,672)	(82)%	(58,707)	(134,008)	(56)%
Total Operating expenses	(198,823)	(241,481)	(18)%	(403,825)	(397,843)	2%
Income (loss) from operations	959	(56,506)	(102)%	(22,534)	(28,844)	(22)%
Financial and Other income (expense)	(1,852)	16,412	(111)%	4,975	20,442	(76)%
Loss before taxes	(893)	(40,094)	(98)%	(17,559)	(8,402)	109%
Provision for income tax (expense) benefit	(1,078)	7,121	(115)%	3,517	(3,293)	(207)%
Net loss	$(1,971)	$(32,973)	94%	$(14,042)	$(11,695)	(20)%

Net loss available to shareholders of Criteo S.A.	$(2,876)	$(33,614)	91%	$(14,685)	$(13,027)	(13)%
Net income (loss) available to non-controlling interests	$905	$641	41%	$643	$1,332	(52)%

Weighted average shares outstanding used in computing per share amounts:
Basic	55,924,824	60,240,344	(7)%	56,094,887	60,488,429	(7)%
Diluted	55,924,824	60,240,344	(7)%	56,094,887	60,488,429	(7)%

Net loss allocated to shareholders per share:
Basic	$(0.05)	$(0.56)	(91)%	$(0.26)	$(0.22)	18%
Diluted	$(0.05)	$(0.56)	(91)%	$(0.26)	$(0.22)	18%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY Change	2023	2022	YoY Change
Net loss	$(1,971)	$(32,973)	94%	$(14,042)	$(11,695)	(20)%
Non-cash and non-operating items	16,939	63,501	(73)%	48,886	98,227	(50)%
- Amortization and provisions	10,111	87,891	(88)%	37,422	114,502	(67)%
- Equity awards compensation expense (1)	27,173	12,021	126%	52,341	21,510	NM
- Net (gain) or loss on disposal of non-current assets	(7)	(705)	(99)%	(8,797)	(696)	NM
- Change in deferred taxes	(8,239)	(9,982)	(17)%	(20,536)	(7,114)	NM
- Change in income taxes	(13,478)	(14,246)	(5)%	(13,615)	(14,678)	(7)%
- Other	1,379	(11,478)	(112)%	2,071	(15,297)	NM
Changes in working capital related to operating activities	(13,640)	(16,556)	(18)%	8,448	2,370	NM
- (Increase) / Decrease in trade receivables	(34,666)	(27,262)	27%	129,454	65,476	98%
- Increase / (Decrease) in trade payables	16,454	32,695	(50)%	(128,557)	(16,977)	NM
- (Increase) / Decrease in other current assets	6,942	4,352	60%	(6,652)	(14,595)	(54)%
- Increase / (Decrease) in other current liabilities	(2,069)	(28,131)	(93)%	14,597	(31,313)	NM
- Change in operating lease liabilities and right of use assets	(301)	1,790	(117)%	(394)	(221)	78%
CASH FROM (USED FOR) OPERATING ACTIVITIES	1,328	13,972	(90)%	43,292	88,902	(51)%
Acquisition of intangible assets, property, plant and equipment	(24,312)	(21,937)	11%	(61,507)	(32,794)	88%
Change in accounts payable related to intangible assets, property, plant and equipment	(21,207)	6,485	(427)%	(17,231)	11,778	NM
Payment for business, net of cash acquired	(457)	—	NM	(6,957)	—	NM
Proceeds from disposition of investment	—	—	NM	9,625	—	NM
Change in other non-current financial assets	(6,259)	21,822	(129)%	(12,267)	44,311	NM
CASH FROM (USED FOR) INVESTING ACTIVITIES	(52,235)	6,370	(920)%	(88,337)	23,295	NM
Proceeds from borrowings under line-of-credit agreement	—	—	NM	—	78,513	NM
Repayment of borrowings	—	—	NM	—	(78,513)	NM
Change in other financial liabilities	—	7,808	(100)%	—	—	NM
Proceeds from exercise of stock options	431	80	439%	1,697	351	NM
Repurchase of treasury stocks	(23,836)	(21,030)	13%	(74,866)	(29,334)	NM
Cash payment for contingent consideration	—	—	NM	(22,025)	—	NM
Other	(495)	—	NM	(923)	14,474	NM
CASH FROM (USED FOR) FINANCING ACTIVITIES	(23,900)	(13,142)	82%	(96,117)	(14,509)	NM
Effect of exchange rates changes on cash and cash equivalents	(7,673)	(33,996)	(77)%	(8,855)	(50,669)	(83)%
Net increase (decrease) in cash and cash equivalents	(82,480)	(26,796)	208%	(150,017)	47,019	NM
Net cash and cash equivalents at beginning of period	380,663	589,342	(35)%	448,200	515,527	(13)%
Net cash and cash equivalents and restricted cash at end of period	$298,183	$562,546	(47)%	$298,183	$562,546	(47)%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(23,201)	$(17,107)	36%	$(31,101)	$(25,085)	24%
Cash paid for interest	$(60)	$(261)	(77)%	$(676)	$(626)	8%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $26.7 million and $11.5 million of equity awards compensation expense for the quarters ended June 30, 2023 and 2022, respectively, and $51.4 million and $20.6 million of equity awards compensation for the six months ended June 30, 2022 and 2022, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY Change	2023	2022	YoY Change

CASH FROM (USED FOR) OPERATING ACTIVITIES	$1,328	$13,972	(90)%	$43,292	$88,902	(51)%
Acquisition of intangible assets, property, plant and equipment	(24,312)	(21,937)	11%	(61,507)	(32,794)	88%
Change in accounts payable related to intangible assets, property, plant and equipment	(21,207)	6,485	(427)%	(17,231)	11,778	NM
FREE CASH FLOW (1)	$(44,191)	$(1,480)	NM	$(35,446)	$67,886	NM

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY Change	2023	2022	YoY Change

Gross Profit	199,782	184,975	8%	381,291	368,999	3%

Other Cost of Revenue	40,435	29,550	37%	79,544	62,443	27%

Contribution ex-TAC (1)	$240,217	$214,525	12%	$460,835	$431,442	7%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Segment	2023	2022	YoY Change	YoY Change at Constant Currency (3)	2023	2022	YoY Change	YoY Change at Constant Currency (3)
Revenue
Marketing Solutions	$395,274	$440,423	(10)%	(9)%	$777,181	$904,311	(14)%	(12)%
Retail Media (2)	44,590	54,667	(18)%	(18)%	82,611	101,346	(18)%	(18)%
Iponweb	29,070	—	NM	NM	54,158	—	NM	NM
Total	468,934	495,090	(5)%	(4)%	913,950	1,005,657	(9)%	(7)%

Contribution ex-TAC
Marketing Solutions	167,629	177,969	(6)%	(5)%	325,807	364,057	(11)%	(7)%
Retail Media (2)	43,518	36,556	19%	20%	80,870	67,385	20%	21%
Iponweb	29,070	—	NM	NM	54,158	—	NM	NM
Total (1)	$240,217	$214,525	12%	13%	$460,835	$431,442	7%	10%

(1) Refer to the Non-GAAP Financial Measures section of this filing for a definition of the Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.

(3) Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY Change	2023	2022	YoY Change
Net loss	$(1,971)	$(32,973)	(94)%	$(14,042)	$(11,695)	20%
Adjustments:
Financial (Income) expense	1,956	(15,924)	(112)%	(4,650)	(19,954)	(77)%
Provision for income taxes	1,078	(7,121)	(115)%	(3,517)	3,293	(207)%
Equity awards compensation expense	27,831	12,020	132%	53,896	21,510	151%
Pension service costs	177	264	(33)%	353	539	(35)%
Depreciation and amortization expense	26,606	20,141	32%	51,926	42,285	23%
Acquisition-related costs	362	1,977	(82)%	1,194	4,521	(74)%
Net loss contingency on regulatory matters	(21,616)	65,684	(133)%	(21,616)	65,684	(133)%
Restructuring, integration and transformation costs	21,563	5,925	264%	31,165	6,635	370%
Total net adjustments	57,957	82,966	(30)%	108,751	124,513	(13)%
Adjusted EBITDA (1)	$55,986	$49,993	12%	$94,709	$112,818	(16)%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY Change	2023	2022	YoY Change
Research and Development expenses	$(67,775)	$(41,496)	63%	$(131,365)	$(75,523)	74%
Equity awards compensation expense	16,339	5,578	193%	32,675	9,545	242%
Depreciation and Amortization expense	8,518	3,181	168%	18,844	6,474	191%
Pension service costs	94	136	(31)%	186	278	(33)%
Acquisition-related costs	99	—	NM	503	—	NM
Restructuring, integration and transformation costs	4,467	1,029	334%	5,341	1,038	415%
Non GAAP - Research and Development expenses	(38,258)	(31,572)	21%	(73,816)	(58,188)	27%
Sales and Operations expenses	(112,511)	(99,313)	13%	(213,753)	(188,312)	14%
Equity awards compensation expense	5,687	2,550	123%	10,427	5,118	104%
Depreciation and Amortization expense	4,059	3,729	9%	6,875	7,338	(6)%
Pension service costs	27	39	(31)%	55	79	(30)%
Acquisition-related costs	—	178	(100)%	—	178	(100)%
Restructuring, integration and transformation costs	12,667	4,076	211%	17,401	4,532	284%
Non GAAP - Sales and Operations expenses	(90,071)	(88,741)	1%	(178,995)	(171,067)	5%
General and Administrative expenses	(18,537)	(100,672)	(82)%	(58,707)	(134,008)	(56)%
Equity awards compensation expense	5,805	3,892	49%	10,794	6,847	58%
Depreciation and Amortization expense	566	606	(7)%	1,086	1,216	(11)%
Pension service costs	56	89	(37)%	112	182	(38)%
Acquisition-related costs	263	1,799	(85)%	691	4,343	(84)%
Restructuring, integration and transformation costs	4,429	820	440%	8,423	1,065	691%
Net loss contingency on regulatory matters	(21,616)	65,684	(133)%	(21,616)	65,684	(133)%
Non GAAP - General and Administrative expenses	(29,034)	(27,782)	5%	(59,217)	(54,671)	8%
Total Operating expenses	(198,823)	(241,481)	(18)%	(403,825)	(397,843)	2%
Equity awards compensation expense	27,831	12,020	132%	53,896	21,510	151%
Depreciation and Amortization expense	13,143	7,516	75%	26,805	15,028	78%
Pension service costs	177	264	(33)%	353	539	(35)%
Acquisition-related costs	362	1,977	(82)%	1,194	4,521	(74)%
Restructuring, integration and transformation costs	21,563	5,925	264%	31,165	6,635	370%
Net loss contingency on regulatory matters	(21,616)	65,684	(133)%	(21,616)	65,684	(133)%
Total Non GAAP Operating expenses (1)	(157,363)	$(148,095)	6%	(312,028)	(283,926)	10%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY Change	2023	2022	YoY Change

Net loss	$(1,971)	$(32,973)	(94)%	$(14,042)	$(11,695)	20%
Adjustments:
Equity awards compensation expense	27,831	12,020	132%	53,896	21,510	151%
Amortization of acquisition-related intangible assets	8,812	3,614	144%	17,345	7,322	137%
Acquisition-related costs	362	1,977	(82)%	1,194	4,521	(74)%
Net loss contingency on regulatory matters	(21,616)	65,684	(133)%	(21,616)	65,684	(133)%
Restructuring, integration and transformation costs	21,563	5,925	264%	31,165	6,635	370%
Tax impact of the above adjustments (1)	(5,333)	(33,220)	(84)%	(10,282)	(37,176)	(72)%
Total net adjustments	31,619	56,000	(44)%	71,702	68,496	5%
Adjusted net income(2)	$29,648	$23,027	29%	$57,660	$56,801	2%

Weighted average shares outstanding
- Basic	55,924,824	60,240,344		56,094,887	60,488,429
- Diluted	60,474,688	62,303,670		60,489,192	62,957,718

Adjusted net income per share
- Basic	$0.53	$0.38	39%	$1.03	$0.94	10%
- Diluted	$0.49	$0.37	32%	$0.95	$0.90	6%

(1) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.
(2) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	YoY Change	2023	2022	YoY Change

Gross Profit as reported	$199,782	$184,975	8%	$381,291	$368,999	3%

Other cost of revenue as reported	(40,435)	(29,550)	37%	(79,544)	(62,443)	27%

Contribution ex-TAC as reported(1)	240,217	214,525	12%	460,835	431,442	7%
Conversion impact U.S. dollar/other currencies	2,205	—		12,144	—
Contribution ex-TAC at constant currency(2)	242,422	214,525	13%	472,979	431,442	10%
Contribution ex-TAC(2)/Revenue as reported	51%	43%		50%	43%

Traffic acquisition costs as reported	(228,717)	(280,565)	(18)%	(453,115)	(574,215)	(21)%
Conversion impact U.S. dollar/other currencies	(2,140)	—		(10,658)	—
Traffic acquisition costs at constant currency	(230,857)	(280,565)	(18)%	(463,773)	(574,215)	(19)%

Revenue as reported	468,934	495,090	(5)%	913,950	1,005,657	(9)%
Conversion impact U.S. dollar/other currencies	4,345	—		22,802	—
Revenue at constant currency	$473,279	$495,090	(4)%	$936,752	$1,005,657	(7)%

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

(2) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	2023	2022
Shares outstanding as at January 1,	57,263,624	60,675,474
Weighted average number of shares issued during the period	(1,168,737)	(187,045)
Basic number of shares - Basic EPS basis	56,094,887	60,488,429
Dilutive effect of share options, warrants, employee warrants - Treasury method	—	—
Diluted number of shares - Diluted EPS basis	56,094,887	60,488,429

Shares issued as at June 30, before Treasury stocks	63,337,453	65,794,032
Treasury stocks as of June 30,	(7,412,578)	(5,265,393)
Fully diluted shares as at June 30,	55,924,875	60,528,639
Total dilutive effect of share options, warrants, employee warrants	9,340,335	6,874,991
Fully diluted shares as at June 30,	65,265,210	67,403,630

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021

Clients	(1.6)%	(0.4)%	18,646	18,679	18,990	19,008	18,911	18,764	NA	NA	NA	NA

Revenue	(5)%	5%	468,934	445,016	564,425	446,921	495,090	510,567	653,267	508,580	551,311	541,077
Americas	(4)%	9%	204,755	188,288	281,806	201,274	213,340	194,847	287,270	204,428	221,227	203,900
EMEA	(11)%	(1)%	158,215	160,214	185,125	150,915	176,867	193,954	234,559	188,354	209,303	212,096
APAC	1%	10%	105,964	96,514	97,494	94,732	104,883	121,766	131,438	115,798	120,781	125,081

Revenue	(5)%	5%	468,934	445,016	564,425	446,921	495,090	510,567	653,267	508,580	551,311	541,077
Marketing Solutions	(10)%	4%	395,274	381,907	470,918	387,288	440,423	463,888	577,962	458,622	487,465	483,190
Retail Media (2)	(18)%	17%	44,590	38,021	59,801	41,170	54,667	46,679	75,305	49,958	63,846	57,887
Iponweb	NM	16%	29,070	25,088	33,706	18,463	—	—	—	—	—	—

TAC	(18)%	2%	(228,717)	(224,398)	(281,021)	(233,543)	(280,565)	(293,650)	(377,076)	(297,619)	(331,078)	(327,667)
Marketing Solutions	(13)%	2%	(227,645)	(223,729)	(278,302)	(229,266)	(262,454)	(277,800)	(349,584)	(276,498)	(294,132)	(290,873)
Retail Media (2)	(94)%	60%	(1,072)	(669)	(2,719)	(4,277)	(18,111)	(15,850)	(27,492)	(21,121)	(36,946)	(36,794)
Iponweb	NM	NM	—	—	—	—	—	—	—	—	—	—

Contribution ex-TAC (1)	12%	9%	240,217	220,618	283,404	213,378	214,525	216,917	276,191	210,961	220,233	213,410
Marketing Solutions	(6)%	6%	167,629	158,178	192,616	158,022	177,969	186,088	228,378	182,124	193,333	192,317
Retail Media (2)	19%	17%	43,518	37,352	57,082	36,893	36,556	30,829	47,813	28,837	26,900	21,093
Iponweb	NM	16%	29,070	25,088	33,706	18,463	—	—	—	—	—	—

Cash flow from operating activities	(90)%	(97)%	1,328	41,964	125,455	41,628	13,972	74,930	66,012	51,179	26,360	77,362

Capital expenditures	195%	37%	45,519	33,219	14,522	20,307	15,452	5,564	10,145	15,957	13,128	13,780

Capital expenditures/Revenue	211%	30%	10%	7%	3%	5%	3%	1%	2%	3%	2%	3%

Net cash position	(47)%	(22)%	298,183	380,663	448,200	407,323	562,546	589,343	515,527	497,458	489,521	520,060

Headcount	12%	(3)%	3,514	3,636	3,716	3,537	3,146	2,939	2,781	2,658	2,572	2,532

Days Sales Outstanding (days - end of month)	(7) days	(5) days	69	74	71	78	76	74	65	70	66	64

(1) Refer to the "Non-GAAP Financial Measures" section for a definition of this Non-GAAP metric.

(2) The Retail Media Platform, introduced in June 2020, is a strategic building block of Criteo’s Commerce Media Platform and is reported under the retail media segment. It is a self-service solution providing transparency, measurement and control to brands and retailers. In all arrangements running on this platform, Criteo recognizes revenue on a net basis, whereas revenue from arrangements running on legacy Retail Media solutions were accounted for on a gross basis. Most clients using Criteo’s legacy Retail Media solutions transitioned to this platform by the end of 2022. During the transition period, Revenue declined but Contribution ex-TAC margin increased. Contribution ex-TAC was not impacted by this transition.